UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2015

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Roger J. Sit to the Board of Directors

On January 22, 2015, the Board of Directors (the “Board”) of TCF Financial Corporation (“TCF” or the “Company”) elected Roger J. Sit as a Director of the Company, effective immediately.  Mr. Sit was appointed to the Audit Committee, Finance Committee, and Risk Committee.

Mr. Sit is the CEO, Global Chief Investment Officer and a Director of Sit Investment Associates, a privately-owned institutional investment management firm, a position he has held since 2008.  Mr. Sit also served in the U.S. Air Force, reaching the rank of Captain and serving six years on active duty.  He currently serves on the boards of Convergent Capital, the Minneapolis Institute of Arts, the University of Minnesota Outreach, Research and Education Development LLC, and the McKnight Foundation.

Mr. Sit will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.  A copy of the press release issued by the Company on January 26, 2015, announcing the election of Mr. Sit as a Director, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Summary of Non-Employee Director Compensation

99.1	Press Release dated January 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)

Dated:    January 26, 2015